                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
FalconStor Software, Inc.:

We consent to the incorporation by reference in this  registration  statement on
Form S-8 of  FalconStor  Software,  Inc.  of our reports  dated March 15,  2006, relating to (i) the consolidated balance sheets of FalconStor Software, Inc. and subsidiaries  as of  December  31, 2005 and 2004,  and the related  consolidated statements of operations,  stockholders'  equity and comprehensive income (loss)
and cash flows for each of the years in the three-year period ended December 31,
2005, and (ii) management's  assessment of the effectiveness of internal control over  financial  reporting  as of December 31, 2005,  and the  effectiveness  of internal control over financial reporting as of December 31, 2005, which reports appear in the  December  31,  2005  Annual  Report  on Form  10-K of  FalconStor
Software, Inc.

/s/ KPMG LLP
Melville, New York
November 30, 2006